UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2018
WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of Incorporation)	001-35077 (Commission File Number)	36-3873352 (I.R.S. Employer Identification No.)

9700 West Higgins Road, Suite 800 Rosemont, Illinois (Address of principal executive offices)	60018 (Zip Code)
Registrant’s telephone number, including area code (847) 939-9000
Not Applicable

(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.
On September 18, 2018, Wintrust Financial Corporation (“Wintrust” or the “Company”) established a $50 million revolving credit facility (the “Revolving Credit Facility”) and a $150 million term facility (the “Term Facility”), the terms of which are set forth in a Credit Agreement dated as of September 18, 2018 (the “Credit Agreement”) among Wintrust, the lenders named therein, and Wells Fargo Bank, National Association (“Wells Fargo Bank”), as administrative agent. Capitalized terms used herein but not defined have the meanings set forth in the Credit Agreement. In connection with the entry into the Credit Agreement, all outstanding loans and other obligations under the existing credit agreement with Wells Fargo Bank were paid in full pursuant to the terms thereof and the parties terminated any further commitments under that agreement pursuant to the terms thereof.
All borrowings under the Revolving Credit Facility must be repaid by September 17, 2019. Wintrust is required to borrow the entire amount of the Term Facility no later than September 18, 2018 and failure to do so will result in an event of default under the Credit Agreement. All borrowings under the Term Facility must be repaid by September 18, 2023. Borrowings under the Revolving Credit Facility and under the Term Facility may be repaid in whole or in part, subject to customary provisions regarding the notice and size of prepayments. Beginning December 31, 2018 and at the end of each fiscal quarter ending thereafter, the Company shall repay the outstanding principal amount of the Term Loan in (i) equal consecutive installments of $5,357,142.86 and (ii) one final installment equal to all outstanding principal of the Term Loan on the Term Maturity Date. As of the date hereof, Wintrust has no outstanding balance under the Revolving Credit Facility. Borrowings under the Credit Agreement are available for general corporate purposes and are secured by pledges of and first priority perfected security interests in Wintrust’s equity interest in certain of its bank subsidiaries.
Borrowings under the Credit Agreement that are considered “Base Rate Loans” will bear interest at a rate equal to the sum of (1) 50 basis points (in the case of a borrowing under the Revolving Credit Facility) or 75 basis points (in the case of a borrowing under the Term Facility) plus (2) the highest of (a) the federal funds rate plus 50 basis points, (b) Wells Fargo Bank’s prime rate, and (c) the Eurodollar Rate (as defined below) that would be applicable for an interest period of one month plus 100 basis points. Borrowings under the Credit Agreement that are considered “Eurodollar Rate Loans” will bear interest at a rate equal to the sum of (1) 125 basis points (in the case of a borrowing under the Revolving Credit Facility) or 125 basis points (in the case of a borrowing under the Term Facility) plus (2) the LIBOR rate for the applicable period, as adjusted for statutory reserve requirements for eurocurrency liabilities (the “Eurodollar Rate”).
The Credit Agreement provides for certain covenants that must be met by Wintrust and certain of its nonbank subsidiaries for so long as any amount is outstanding or commitment is in effect under the Revolving Credit Facility or the Term Facility, including covenants related to liens, indebtedness, mergers and acquisitions, certain distributions to stockholders, investments, and certain other conventional covenants. The Credit Agreement also provides for compliance with certain financial covenants that must be met by Wintrust for so long as any amount is outstanding under the Revolving Credit Facility or the Term Facility, including:
(1) continued “well capitalized” status of each of Wintrust’s bank subsidiaries and on a consolidated basis;
(2) on a consolidated basis, maintenance as of the last day of any fiscal quarter for the four fiscal quarters ended on such date of a Return on Average Assets Ratio of at least 0.65%;
(3) maintenance of a zero balance under the Revolving Credit Facility for at least 30 consecutive days during the term of the Revolving Credit Facility;
(4) on a consolidated basis, maintenance as of the last day of any fiscal quarter of a Ratio of Adjusted Non-Performing Assets to Primary Capital of not more than 17.5%;
(5) on a consolidated basis, maintenance as of the last day of any fiscal quarter of an Adjusted Reserve Coverage Ratio of not less than 70%;
(6) on a consolidated basis (x) for the Company, maintenance as of the last day of each fiscal quarter of a Risk-Based Capital Ratio of not less than the sum of (i) the minimum Risk-Based Capital Ratio to qualify as “well capitalized” plus (ii) 1.00%, or (y) for each Subsidiary Bank, maintenance as of the last day of each fiscal quarter of a Risk-Based Capital Ratio of not less than the sum of (i) the minimum Risk-Based Capital Ratio to qualify as “well-capitalized,” plus (ii) 0.75%;
(7) on a consolidated basis and for each Subsidiary Bank, maintenance of a Tier 1 Capital Ratio of not less than the minimum Tier 1 Capital Ratio to qualify (x) as “well capitalized” plus (y) (i) in the case of the Company, 0.75% and (ii) in the case of each Subsidiary Bank, 0.50%;
(8) on a consolidated basis and for each Subsidiary Bank, maintenance of a Tier 1 Leverage Ratio of not less than the minimum Tier 1 Leverage Ratio to qualify (x) as “well capitalized” plus (y) (i) in the case of the Company, 0.75% and (ii) in the case of each Subsidiary Bank, 0.50%;

(9) maintenance of a Common Equity Tier 1 Ratio of not less than (x) the minimum Common Equity Tier 1 Ratio for the Company on a consolidated basis or any of its Subsidiary Banks to qualify as “well capitalized,” plus (y) (i) in the case of the Company, 0.75% and (y) in the case of each Subsidiary Bank, 0.50%; and
(10) maintenance of at least $40 million, in the aggregate, in unencumbered cash, cash equivalents and available for sale securities.
The Agreement provides that in the event of certain customary “events of default”, including a Change of Control of Wintrust, any borrowings under the Agreement become immediately due and payable.
In addition to certain upfront fees payable to the lenders at closing and an annual administration fee payable to Wells Fargo Bank, Wintrust has agreed to pay Wells Fargo Bank, as administrative agent for the lenders, a commitment fee, payable quarterly, of 0.20% of the actual daily amount by which the lenders’ commitment under the Revolving Credit Facility exceeds the amount outstanding under such facility.
The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibits

10.1	Credit Agreement dated as of September 18, 2018 among Wintrust Financial Corporation, Wells Fargo Bank, N.A., as administrative agent and sole lead arranger, and the lenders named therein.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)

By:	/s/ Kathleen M. Boege
Kathleen M. Boege
Executive Vice President, General Counsel and Corporate Secretary

Date: September 19, 2018